UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2013

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation	(Commission File No.)	(I.R.S. Employer Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	214-631-4420
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Executive Compensation Matters:

On December 31, 2013, Trinity Industries, Inc. (the "Company") (upon the recommendation of the Human Resources Committee of the Board of Directors) entered into a new Change in Control Agreement (“CIC Agreement”) with the Company’s Chief Executive Officer and each of its Senior Vice Presidents, which constitute all of the named executive officers set forth in the Company’s Definitive Proxy Statement dated April 1, 2013. These agreements replace in their entirety the Executive Severance Agreements (“Prior Agreement”) previously entered into between the Company and the named executive officers. The Prior Agreements are terminated and of no further force and effect. The form of the Prior Agreement was previously filed as Exhibit 10.1.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008. A copy of the form of CIC Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference.

The terms of the CIC Agreement are substantially the same as those of the Prior Agreement, with the exception of the primary changes outlined below. The description of the CIC Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the form of CIC Agreement attached as Exhibit 10.1 hereto.

•
The CIC Agreement now has a “double trigger” rather than a “modified single trigger” as in the Prior Agreement. The Prior Agreement allowed an executive to leave the Company for any reason during (i) the 90-day period beginning on the effective date of a change in control or (ii) the 30-day period beginning on the 365th day after the effective date of a change in control, and be paid the applicable compensation (the “CIC Compensation”). Under the CIC Agreement, these time periods are eliminated, meaning an executive is only paid the CIC Compensation if (i) he or she is terminated without cause or (ii) leaves for good reason, following a change in control.

•
The Prior Agreement included amounts paid under the Company’s perquisite program in the calculation of CIC Compensation. The CIC Agreement eliminates amounts paid under the perquisite program from the calculation.

•	The CIC Agreement provides that an executive must execute a release of claims against the Company to receive the CIC Compensation.

•	The CIC Agreement eliminates excise tax gross-ups.

•	The CIC Agreement includes a non-competition provision by which the executive agrees not to compete with the Company for a twelve-month period.

•
As the Company’s pension plan is frozen, the CIC Agreement eliminates language regarding additional service credits under the pension plan. As he entered into his Prior Agreement after the Company’s pension plan was frozen, Mr. Perry’s Prior Agreement did not provide him with additional credits under the pension plan.

•	The CIC Agreement provides for binding arbitration in the event of a dispute regarding the CIC Agreement.

Item 9.01 Financial Statements and Exhibits.
The following is filed as an exhibit to this Report:
10.1 Form of Change in Control Agreement entered into between Trinity Industries, Inc. and its Chief Executive Officer and each of its Senior Vice Presidents.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

December 31, 2013	By:	/s/ James E. Perry
Name: James E. Perry
Title: Senior Vice President and Chief Financial Officer